Exhibit 10.10(g)

                     RESTRICTED STOCK GRANT
                  PURSUANT TO THE TERMS OF THE
                   CONTINENTAL AIRLINES, INC.
                   1994 INCENTIVE EQUITY PLAN


     1. Grant of Restricted Shares. Continental Airlines, Inc., a Delaware corporation ("Company"), hereby grants to ___________ ("Participant") all rights, title and interest in the record and beneficial ownership of _________________ (__________) shares (the "Restricted Shares") of Class B common stock, $.01 par value per share, of Company ("Common Stock") subject to the conditions described in Paragraphs 4 and 5 as well as the other provisions of this grant of Restricted Stock (the "Restricted Stock Grant"). The Restricted Shares are granted pursuant to and to implement in part the Continental Airlines, Inc. 1994 Incentive Equity Plan (as amended and in effect from time to time, the "Plan") and are subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this document. By acceptance of the Restricted Stock Grant, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Grant. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Grant unless otherwise specifically provided.

     2. Custody of Restricted Shares. Upon satisfaction of the vesting conditions set forth in Paragraph 4 or the occurrence of any of the events contemplated by Paragraph 5(b) or 5(c), Company shall issue and deliver to Participant a certificate or certificates for such number of Restricted Shares as are required to be issued and delivered under the Restricted Stock Grant. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Shares are not transferable and shall be held in trust or in escrow pursuant to an agreement satisfactory to the Administrator until such time as the restrictions on their transfer have expired. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant.

     3.   Risk of Forfeiture.  Subject to Paragraphs 5(b) and
5(c), should Participant's employment (defined below) with Company and any Subsidiaries terminate prior to any of the vesting dates set forth in Paragraph 4, Participant shall forfeit the right to receive the Restricted Shares that would otherwise have vested on such dates.

     4.   Vesting Dates.  Subject to Paragraph 5, the Restricted
Shares subject to this Restricted Stock Grant shall vest in _________________ percent (_______%) increments on each of
_________, _________ and _________.

     5. Termination of Employment. Voluntary or involuntary termination of employment, retirement, death or Disability of Participant, or occurrence of a Change in Control, shall affect Participant's rights under this Restricted Stock Grant as follows:

          (a) Voluntary or Involuntary Termination. If, other than as specified below, Participant voluntarily terminates employment (defined below) or if Participant's employment is terminated involuntarily, then Participant shall forfeit the right to receive all Restricted Shares that have not theretofore vested pursuant to Paragraph 4.

          (b) Change in Control. If a Change in Control shall occur, then immediately all nonvested Restricted Shares shall fully vest, all restrictions (other than those described in Paragraph 9) applicable to such Restricted Shares shall terminate and Company shall release from escrow or trust and shall issue and deliver to Participant a certificate or certificates for all Restricted Shares.

          (c) Retirement, Death or Disability. If Participant's employment is terminated by retirement, death or Disability, then immediately all nonvested Restricted Shares shall be deemed fully vested, all restrictions (other than described in Paragraph 9) applicable to Restricted Shares shall terminate and Company shall release from escrow or trust and shall issue and deliver to Participant a certificate or certificates for all Restricted Shares.

          (d) Definition of Employment. For purposes of the Restricted Stock Grant, "employment" means employment by Company or a Subsidiary. In this regard, neither the transfer of a Participant from employment by Company to employment by a Subsidiary nor the transfer of a Participant from employment by a Subsidiary to employment by Company shall be deemed to be a termination of employment of Participant. Moreover, the employment of a Participant shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if Participant returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Administrator's determination in good faith regarding whether a termination of employment of any type has occurred shall be conclusive and determinative.

     6. Ownership Rights.Subject to the restrictions set forth herein and subject to Paragraph 8, Participant is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on Restricted Shares, whether or not vested.

     7. Reorganization of Company and Subsidiaries. The existence of the Restricted Stock Grant shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8. Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company ("Recapitalization Events"), then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

     9. Certain Restrictions. By accepting the Restricted Stock Grant, Participant agrees that if at the time of delivery of certificates for Restricted Shares issued hereunder any sale of such Shares of Common Stock is not covered by an effective registration statement filed under the Securities Act of 1933 (the "Act"), Participant will acquire the Restricted Shares for Participant's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Participant will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this document.

     10. Amendment and Termination. No amendment or termination of the Restricted Stock Grant shall be made by the Board or the Administrator at any time without the written consent of Participant. No amendment or termination of the Plan will adversely affect the right, title and interest of Participant under the Restricted Stock Grant or to Restricted Shares granted thereunder without the written consent of Participant.

     11. No Guarantee of Employment. The Restricted Stock Grant shall not confer upon Participant any right with respect to continuance of employment or other service with Company or any Subsidiary, nor shall it interfere in any way with any right Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     12.  Withholding of Taxes.  Company shall have the right to
(i) make deductions from the number of Restricted Shares otherwise deliverable upon satisfaction of the conditions precedent under the Restricted Stock Grant (and other amounts payable under the Restricted Stock Grant) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     13. No Guarantee of Tax Consequences. Neither Company nor any Subsidiary nor the Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Restricted Stock Grant.

     14. Severability. In the event that any provision of the Restricted Stock Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Restricted Stock Grant and the Restricted Stock Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     15. Governing Law. The Restricted Stock Grant shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

     Executed as of the _____ day of _____, 199_.

                                   "COMPANY"

                                   CONTINENTAL AIRLINES, INC.
                                   By Order of the Administrator

                                   By:__________________________
                                   Printed Name:
                                   Title:


     Accepted as of the _____ day of _____, 199_.

                                   "PARTICIPANT"


                                   _____________________________
                                   Printed Name: